                                                                   Exhibit 10.51


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT ("Agreement"), dated as of the 9th day of March, 2004 (the "Effective Date"), by and between LADENBURG THALMANN FINANCIAL SERVICES INC. (the "Company"), a Delaware corporation, and CHARLES I. JOHNSTON ("Executive").

         WHEREAS, the Board of Directors of the Company (the "Board") wishes Executive to serve as President and Chief Executive Officer of the Company and various of its subsidiaries; and

         WHEREAS, Executive is willing to provide his services and experience to the Company and its subsidiaries in such capacities upon the terms, conditions and provisions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and mutual representations, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. TERM: The term of the Agreement shall commence on the Effective Date and continue until terminated as provided in Section 7 below.

         2. EMPLOYMENT:

                  (A) Subject to the terms and conditions and for the compensation hereinafter set forth, the Company hereby agrees to employ Executive for and during the term of this Agreement. Commencing April 1, 2004, Executive shall serve as the Company's President and Chief Executive Officer. Executive's powers and duties shall be those of an executive nature which are appropriate for a President and Chief Executive Officer in accordance with the Company's By-Laws; and Executive does hereby accept such employment and agrees to devote his full business time to the performance of his duties upon the conditions hereinafter set forth. Executive shall report to the Board. During the period from the Effective Date until April 1, 2004, Executive shall assist the Company in transition matters. The Company shall not require Executive to be employed in any location other than the metropolitan New York area unless he consents in writing to such location. Commencing April 1, 2004, Executive also shall serve as Chairman and Chief Executive Officer of the Company's subsidiary, Ladenburg Thalmann & Co. Inc. ("Ladenburg").

                  (B) During the term of this Agreement, Executive shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; Executive also shall be provided with the perquisites customarily associated with the position of President and Chief Executive Officer of the Company. During the term of this Agreement, the Company and Ladenburg shall use their best efforts to cause Executive to be nominated to serve as a director of the Company and Ladenburg, and Executive agrees to serve as a director of the Company and Ladenburg, if so appointed, without additional compensation.

                  (C) CHARITABLE AND OTHER ACTIVITIES: Executive shall be allowed, to the extent such activities do not substantially interfere with the performance of his duties and responsibilities hereunder, (i) to manage his personal, financial and legal affairs, (ii) to be engaged in civic, charitable, religious and educational activities, and (iii) to serve on other corporate boards with the prior written approval of the Board.

         3. COMPENSATION:

                  (A) SALARY: During the term of this Agreement, the Company agrees to pay Executive, and Executive agrees to accept, an annual salary of not less than Two Hundred and Fifty Thousand Dollars ($250,000) per year, payable in accordance with the Company's policies, for services rendered by Executive hereunder.

                  (B) INCREASES: The annual salary is subject to periodic increase at the discretion of the Company's Compensation Committee (the "Committee") (or the Board in lieu thereof), with such increases to take effect no later than on each anniversary date of this Agreement; PROVIDED, HOWEVER, that the Committee (or the Board in lieu thereof) shall review the annual salary for possible increase not less than annually.

                  (C) BONUS: The Executive shall receive a bonus of $10,417 on April 1, 2004. Thereafter, Executive may be eligible for an annual bonus from the Company determined in the discretion of the Committee (or the Board in lieu thereof). In the event that the Company establishes an annual bonus plan for the benefit of executives of the Company, Executive shall be entitled to participate in such plan on such terms and conditions determined in the discretion of the Committee (or the Board in lieu thereof).

                  (D) STOCK OPTIONS: On the Effective Date, the Company shall grant to Executive from the Company's 1999 Performance Equity Plan or other comparable plan (the "Stock Option Plan") stock options (the "Stock Options") to purchase two million five hundred thousand (2,500,000) shares of common stock of the Company at a purchase price equal to the Fair Market Value (as defined in the Stock Option Plan) on the Effective Date, with vesting of such Stock Options to occur in five annual installments commencing on the first anniversary of the Effective Date, but in any event to be 100% vested upon a Change in Control (as defined herein), in each case subject to Executive's continued employment through the applicable vesting date, and with such other terms and conditions as the Committee shall determine. The terms of the Stock Options shall be subject to adjustment for stock splits, stock dividends and similar transactions as provided in the Stock Option Plan. Executive also shall be entitled to such other Stock Options as the Committee shall grant to him at any future date. To the extent that any Stock Options granted hereunder are not made pursuant to the Company's 1999 Performance Equity Plan or other plan covered by a registration statement declared effective by the Securities and Exchange Commission ("SEC"), the Company agrees to file with the SEC, promptly following the Effective Date, a Form S-8 registration statement covering the shares of common stock issuable upon exercise of the Stock Options.

                  For purposes of this Agreement, the term "Change in Control" shall mean:



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

                  (i) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); or

                  (ii) approval by the Company's shareholders of a complete dissolution or liquidation of the Company.

         4. EXPENSES: The Company shall reimburse Executive for all reasonable and actual business expenses incurred by him in connection with his service to the Company, Ladenburg and/or any direct and/or indirect subsidiaries of such entities upon submission by him of appropriate vouchers and expense account reports.

         5. BENEFITS:

                  (A) INSURANCE: The Company shall maintain family medical insurance for Executive. In addition, Executive and his dependents shall be entitled to participate in such other benefits as may be extended to active executive employees of the Company and/or Ladenburg and their dependents including but not limited to pension, retirement, profit-sharing, 401(k), stock option, bonus and incentive plans, group insurance, hospitalization, medical or other benefits made available by the Company to its employees generally.

                  (B) VACATION: Executive shall be entitled to take up to five
(5) weeks paid vacation annually at a time mutually convenient to the Company and Executive. Any such vacation time not used by Executive in any one year shall accumulate to his benefit in the succeeding years.

                  (C) DIRECTOR AND OFFICER LIABILITY INSURANCE: During the term of this Agreement, the Company shall use its commercially reasonable efforts to obtain and maintain adequate officer and director liability insurance in such amounts as the Board shall so determine (which in no event shall be less than $2,000,000) (provided the Company shall not be required to expend on an annual basis more than 125% of the amount expended in 2003 for such coverage) and Executive shall be covered at all times by such policy in all of his capacities with the Company and/or Ladenburg. In addition, for a period of six (6) years after the termination of Executive's employment with the Company (for cause, without cause, for reason or no reason, voluntary or involuntarily), the Company shall use its commercially reasonable efforts to maintain in effect one or more policies of directors' and officers' liability insurance with respect to any claim, action, suit, proceeding or investigation arising from facts or events which occurred during the Executive's employment with the Company and/or Ladenburg and such policy or policies shall be with a carrier or carriers reasonably satisfactory to the parties intended to be



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

benefited thereby, and with limits, exclusions, deductibles and other characteristics no less favorable than those in place on the date the Executive ceased being an employee of the Company and/or Ladenburg (provided the Company shall not be required to expend on an annual basis more than 125% of the amount expended in 2003 for such coverage). Any and all such policies shall be issued by leading insurance carriers and shall otherwise be in form and substance reasonably satisfactory to those persons who are officers and directors of the Company as of the date hereof. The provisions of this Section 5(C) shall survive any termination of this Agreement and/or any termination of the Executive's employment with the Company.

         6. RESTRICTIVE COVENANTS:

                  (A) Executive recognizes and acknowledges that the Company, Ladenburg and their subsidiaries, through the expenditure of considerable time and money, have developed and will continue to develop in the future information concerning customers, clients, marketing, business and operational methods of the Company, Ladenburg and their subsidiaries and their customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, Ladenburg and their subsidiaries, and that the same are confidential and proprietary, and are "confidential information" of the Company, Ladenburg and their subsidiaries. In consideration of his continued employment by the Company hereunder, Executive agrees that he will not, without the consent of the Board, make any disclosure of confidential information now or hereafter possessed by the Company, Ladenburg, and/or any of their current or future, direct or indirect subsidiaries (collectively, the "Group"), to any person, partnership, corporation or entity either during or after the term hereunder, except to employees of the Group and to others within or without the Group, as Executive may deem necessary in order to conduct the Group's business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The foregoing shall not apply to information which is in the public domain on the date hereof; which, after it is disclosed to Executive by the Group, is published or becomes part of the public domain through no fault of Executive; which is known to Executive prior to disclosure thereof to him by the Group as evidenced by his written records; or, after Executive is no longer employed by the Group, which is thereafter disclosed to Executive in good faith by a third party which is not under any obligation of confidence or secrecy to the Group with respect to such information at the time of disclosure to him. The provisions of this Section 6 shall continue in full force and effect notwithstanding termination of Executive's employment under this Agreement or otherwise.

                  (B) Executive agrees that if the Company has made and is continuing to make all required payments to him upon and after termination of his employment, then for a period commencing on the date of termination of Executive's employment pursuant to this Agreement and ending twelve (12) months thereafter, Executive shall neither directly and/or indirectly (a) solicit, hire and/or contact any prior (within six (6) months) or then current employee of the Company and/or Ladenburg nor any of their respective direct and/or indirect subsidiaries (collectively, the "Applicable Entities"), nor (b) solicit any business with any prior (within six (6) months of termination) or then current customer and/or client of the Applicable Entities. In addition, Executive shall not attempt (directly and/or indirectly) to do anything either by himself or through others that he is prohibited from doing pursuant to this Section 6. Given that this Agreement is providing significant benefits to Executive, Executive hereby agrees that, from the



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Effective Date until twelve (12) months following Executive's termination of employment hereunder, without the prior written consent of the Board, he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, director, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with any business of the Applicable Entities. For purposes of this section, a business shall be deemed to be in competition with any business of the Applicable Entities if it is materially involved in the purchase, sale or other dealing in any property or the rendering of any service purchased, sold, dealt in or rendered by any member of the Applicable Entities within the same geographic area in which such member of the Applicable Entities effects such purchases, sales or dealings or renders such services; PROVIDED, HOWEVER, that for the period commencing with the termination of Executive's employment, a business shall be deemed to be in competition with any business of the Applicable Entities only if it is materially involved in the retail brokerage business. Notwithstanding the foregoing, Executive shall be allowed to make passive investments in publicly held competitive businesses as long as his ownership is less than 5% of such business.

                  (C) Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in this Section 6 are a condition of his continued employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                  (D) If Executive breaches, or threatens to breach, any of the Restrictive Covenants, the Company, in addition to and not in lieu of any other rights and remedies it may have at law or in equity, shall have the right to injunctive relief; it being acknowledged and agreed to by Executive that any such breach or threatened breach would cause irreparable and continuing injury to the Company and that money damages would not provide an adequate remedy to the Company.

         7. TERMINATION:

                  (A) DEATH: In the event of Executive's death ("Death") during the term of his employment, Executive's designated beneficiary, or in the absence of such beneficiary designation, his estate, shall be entitled to the Accrued Obligations and to the payment of Executive's salary from date of Death to the expiration of one (1) year thereafter. In addition, Executive's beneficiary and/or dependents shall be entitled, for a two (2) year period following Executive's Death during the term of his employment, to continuation, at the Company's expense, of such benefits as are then being provided to them under any plan maintained by the Company that is not qualified under Section 401(a) of the Code. For purposes of this Agreement, "Accrued Obligations" shall mean (i) all accrued but unpaid salary through the date of termination of Executive's employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with this Agreement, and (iii) all compensation or benefits due to the Executive under the terms and rules of any Company or Ladenburg compensation or benefit plan in which the Executive participates, including without limitation, any Company option plans, or otherwise required by applicable law.

         (B) DISABILITY:

                           (i) In the event Executive, by reason of physical or
mental incapacity, shall be disabled for a period of at least six (6) consecutive months ("Disability"), the Company shall have the option at any time thereafter to terminate Employee's employment hereunder for Disability. Such termination will be effective thirty (30) days after the Board gives written notice of such termination to Executive, unless Executive shall have returned to the performance of his duties prior to the effective date of the notice. Upon such termination, Executive shall be entitled to the Accrued Obligations and such benefits to which he and his dependents are entitled by law, and except as otherwise expressly provided herein, all obligations of the Company hereunder shall cease upon the effectiveness of such termination other than payment of salary earned through the date of Disability, provided that such termination shall not affect or impair any rights Executive may have under any policy of long term disability insurance or benefits then maintained on his behalf by the Company. In addition, for a period of two (2) years following termination of Executive's employment for Disability, Executive and his dependents, as the case may be, shall continue to be eligible to participate in the group insurance, hospitalization, medical or other insurance benefits made available by the Company to its employees generally, but shall not be eligible to participate in any plans maintained by the Company that are qualified under Section 401(a) of the Code.

                           (ii) "Incapacity" as used herein shall mean the
inability of the Executive due to physical or mental illness, injury or disease substantially to perform his normal duties as President and Chief Executive Officer. Executive's salary as provided for hereunder shall continue to be paid during any period of incapacity prior to and including the date on which Executive's employment is terminated for Disability.

                  (C) BY THE COMPANY FOR CAUSE:

                           (i) The Company shall have the right, before the
expiration of the term of this Agreement, to terminate the Executive's employment hereunder and to discharge Executive for cause (hereinafter "Cause"), and all compensation to Executive shall cease to accrue upon discharge of Executive for Cause. For the purposes of this Agreement, the term "Cause" shall mean (i) Executive's conviction of a felony; (ii) the alcoholism or drug addiction of Executive; (iii) the continued and willful failure by Executive to substantially and materially perform his material duties hereunder after a reasonable notice and an opportunity to cure same; (iv) an act or acts of personal dishonesty by Executive intended to result in personal enrichment of Executive at the expense of the Company, the Company or any of their subsidiaries or affiliates or any other material breach or violation of Executive's fiduciary duty owed to the Company, Ladenburg or any of their subsidiaries or affiliates; (v) any grossly negligent act or omission or any willful and deliberate misconduct by Executive that results, or is likely to result, in material economic, or other harm, to the Company, Ladenburg or any of their subsidiaries or affiliates; or (vi) an action taken by a regulatory body or self regulatory organization that substantially impairs the Executive from performing his duties.

                           (ii) If the Company elects to terminate Executive's
employment for Cause under (C)(i) above, such termination shall be effective fifteen (15) days after the Company gives written notice of such termination to Executive. In the event of a termination of Executive's employment for Cause in accordance with the provisions of 7(C)(i), the Company shall have no further obligation to the Executive, except for the payment of the Accrued Obligations and such benefits to which he and his dependents are entitled by law.

                  (D) RESIGNATION FOR REASON. Executive shall have the right to terminate his employment at any time for "good reason" (herein designated and referred to as "Reason"). The term Reason shall mean (i) the Company's failure or refusal to perform any obligations required to be performed in accordance with this Agreement after a reasonable notice and an opportunity to cure same,
(ii) a material diminution in Executive's title, duties, responsibilities, reporting relationship or positions, (iii) the relocation of Executive's principal office location more than fifty (50) miles from its current location, and (iv) the failure of the Company or Ladenburg to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company.

                  (E) SEVERANCE: In the event Executive's employment hereunder shall be terminated by the Company for other than Cause, Death or Disability, or by Executive for Reason: (i) the Executive shall receive as severance pay in a lump sum no later than sixty (60) days following such termination, an amount equal to (a) if Executive's employment is terminated prior to the first anniversary of the Effective Date (the "First Anniversary"), the amount of $100,000, and (b) if Executive's employment is terminated on or after the First Anniversary, one (1) year's salary based on Executive's salary on the date of termination, (ii) Executive's (and his dependents') participation in any and all life, disability, medical and dental insurance plans shall be continued, or equivalent benefits provided to him or them by the Company, at no cost to him or them, for a period of two (2) years from the termination, (iii) if the Executive's employment is terminated prior to the First Anniversary, Stock Options for 100,000 shares of common stock of the Company shall fully vest as of the date of termination and, notwithstanding the terms of any plan pursuant to which such Stock Options were granted under, shall remain exercisable for a period of twelve (12) months from the date of termination; and (iv) Executive shall be entitled to the Accrued Obligations and such benefits to which he and his dependents are entitled by law.

                  (F) RESIGNATION WITHOUT REASON: Executive may voluntarily resign his employment with the Company upon thirty (30) days' written notice to the Company without any liability to Executive. In the event Executive resigns without reason prior to the expiration of this Agreement, he shall receive only the Accrued Obligations and such benefits to which he and his dependents are entitled by law.

         8. INDEMNIFICATION: The Company and Ladenburg hereby jointly and severally indemnify and hold Executive harmless to the extent of any and all claims, suits, proceedings, damages, losses or liabilities incurred by Executive and arising out of any acts or decisions done or made in the authorized scope of his employment hereunder. The Company and Ladenburg hereby jointly and severely agree to pay all expenses, including reasonable attorneys' fees and expenses (of the attorney or firm chosen by Executive), actually incurred by Executive (when such expenses are incurred) in connection with the investigation of any such matter, the defense of any such action, suit or proceeding and in connection with any appeal thereon including the cost of settlements. Nothing contained herein shall entitle Executive to indemnification by the Company and Ladenburg in excess of that permitted under applicable law. The obligations of the Company and Ladenburg set forth herein shall survive any termination of this Agreement and/or Executive's employment with the Company. To the extent this Agreement is inconsistent with any separate indemnification agreement between Executive and the Company, the separate indemnification agreement shall prevail.

         9. WAIVER: No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in the applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by either party of any other rights or the seeking of any other rights or remedies against the other party.

         10. GOVERNING LAW: The validity of this Agreement or of any of the provisions hereof shall be determined under and according to the laws of the State of New York, and this Agreement and its provisions shall be construed according to the laws of the State of New York, without regard to the principles of conflicts of law and the actual domiciles of the parties hereto.

         11. NOTICES: All notices, demands or other communications required or permitted to be given in connection with this Agreement shall be given in writing, shall be transmitted to the appropriate party by hand delivery, by certified mail, return receipt requested, postage prepaid or by overnight carrier and shall be addressed to a party at such party's address shown on the signature page hereof. A party may designate by written notice given to the other parties a new address to which any notice, demand or other communication hereunder shall thereafter be given. Each notice, demand or other communication transmitted in the manner described in this Section 11 shall be deemed to have been given and received for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit of the messenger (if transmitted by hand delivery or overnight carrier) or (ii) presented for delivery during normal business hours, if such delivery shall not have been accepted for any reason.

         12. ASSIGNMENTS: This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors, assigns, heirs and legal representatives; PROVIDED, HOWEVER, that Executive may not assign or delegate his obligations, responsibilities and duties hereunder except as may otherwise be expressly agreed to in writing by the parties hereto. The Company and Ladenburg will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and Ladenburg would be required to perform it if no such purchase, succession or assignment had taken place. If Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, the Executive's estate.

         13. MISCELLANEOUS: This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them with respect to the subject matter hereof. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

         14. SEVERABILITY: The parties agree that if any of the covenants, agreements or restrictions contained herein are held to be invalid by any court of competent jurisdiction, the remainder of the other covenants, agreements, restrictions and parts thereof herein contained shall be severable so not to invalidate any others and such other covenants, agreements, restrictions and parts thereof shall be given full effect without regard to the invalid portion.

         15. ARBITRATION: Any and all disputes, controversies, or differences, whether arising or commenced during or subsequent to the term hereof, which may arise between the parties directly and/or indirectly out of or in relation to or in connection with this Agreement, or for the breach of this Agreement, shall be settled by arbitration in New York City, New York before three arbitrators under the commercial arbitration rules of the American Arbitration Association then in effect. Each of the arbitrators shall be appointed by the American Arbitration Association. Such arbitration shall be final and binding and shall be limited to an interpretation and application of the provisions of this Agreement and any related agreements or documents. Any arbitral award shall be enforceable in any court, wherever located, having jurisdiction over the party against whom the award was rendered. In addition, with respect to any such arbitration or enforcement proceedings, the losing party thereto shall bear all of its and the winning parties' attorneys' fees and expenses, court costs, and all other costs and expenses reasonably associated with such arbitration or enforcement proceedings (i.e., travel, lodging, telecommunications charges).

         16. LEGAL EXPENSES: The Company will pay Executive for all reasonable legal fees and expenses in connection with the preparation of this Agreement (and any agreements related hereto).

         17. SURVIVAL OF OPERATIVE SECTIONS: The respective rights and obligations of the parties hereto, including, without limitation, the rights and obligations set forth in Sections 5(c), 6 through 17 of this Agreement, shall survive any termination of this Agreement to the extent necessary to preserve all such rights and obligations until discharged in full.

         18. COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                       LADENBURG THALMANN FINANCIAL
                                         SERVICES INC.


                                       By: /s/ Salvatore Giardina
                                           -------------------------------------
                                           Name: Salvatore Giardina
                                           Title: Vice President and Chief
                                                  Financial Officer

                                       ADDRESS:     590 Madison Avenue
                                                    New York, NY  10022

                                       /s/ Charles I. Johnston
                                       -----------------------------------------
                                       Charles I. Johnston, Executive




ACKNOWLEDGED AND AGREED:

LADENBURG THALMANN & CO. INC.


By: /s/ Robert M. Gorczakowski
    --------------------------------
    Name: Robert M. Gorczakowski
    Title: President and Chief
           Operating Officer

ADDRESS:      590 Madison Avenue
              New York, NY  10022





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